TOUCHSTONE FUNDS

                                    Transactions Pursuant to Rule 10f-3 of ICA

                                         Touchstone Select Advisors Trust
                                           Income Opportunity Portfolio



 Name of Issuer:                                     Prime Medical Services,
 Inc

Name of Security:                           Prime Medical Services, Inc 8.75%,
 due 4/01/08,
cusip# 74156DAA6

Years of Issuers Operations:                         5 years

Date of Purchase:                                    03/24/98

Number of Units Purchased:                  300,000

Price Per Unit:                                      $99.50

Total Price Paid:                                    $298,500

Portfolio Assets on Trade Date:                      $11,458,000

 % Gross Underwriting Spread:                        3%

Underwriting Type:                                   Firm

 Total Offering:                                     100,000,000

25% of Offering:                                     25,000,000 Par value
3% of Total Assets:                                  $343,740

Underwriter:                                         Donaldson, Lufkin &
Jenrette Securities Corporation

                                                     NationsBanc Montgomery
Securities LLC

                                                     Prudential Securities
 Incorporated

                                                     J.C. Bradford & Co

Broker from whom Portfolio purchased:                NationsBanc Montgomery